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                                                                    EXHIBIT 21.1

                                                                    SUBSIDIARIES



COUNTRY OR REGION                            OFFICIAL NAME
-----------------                            -------------

Australia                                    Selectica Australia Pty Ltd.
Canada                                       Selectica Canada, Inc.
France                                       Selectica France Sorl
Germany                                      Selectica GmbH
India                                        Selectica India Private Limited
Japan                                        Selectica Japan, K.K.
Mexico                                       Selectica Mexico S. de R.L. de C.V.
Sweden                                       Selectica Scandinavia AB
United Kingdom                               Selectica U.K. Limited

U.S. SUBSIDIARIES

Delaware                                     LoanMarket Resources, Inc.
Delaware                                     Wakely Acquisition Corp.